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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):  January 10, 1996



                        AMERICAN GENERAL FINANCE, INC.
              (Exact Name of Registrant as Specified in Charter)



            Indiana                1-7422                35-1313922
         (State or Other      (Commission File       (IRS Employer
         Jurisdiction of          Number)                Identification
         Incorporation)                                   No.)


            601 N.W. Second Street, Evansville, IN        47708
           (Address of Principal Executive Offices)     (Zip Code)




     Registrant's telephone number, including area code:   (812) 424-8031



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Item 5.     Other Events.

      On  January  10,  1996,  American General  Corporation,  the  parent  of
American General Finance, Inc. (the "Company"), issued a News Release announcing that American General Finance will report an increase in the allowance for losses on finance receivables of $216 million in the fourth quarter of 1995 and that it had received a capital contribution of $80 million from its parent corporation in December, 1995. The increase in the allowance for finance receivable losses will result in a fourth quarter after-tax charge of approximately $140 million to the Company's earnings.

Item 7.     Financial   Statements,  Pro   Forma  Financial   Information  and
            Exhibits.

      (c)   Exhibits.  The following Exhibit is filed as part of this Report:

            Exhibit
            Number                        Description

            99 News Release issued by American General Corporation on January 10, 1996.

                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AMERICAN GENERAL FINANCE, INC.



Dated:   January 11, 1996                 By: /S/ GEORGE W. SCHMIDT
                                              George W. Schmidt
                                              Controller and Assistant
                                              Secretary

                                 EXHIBIT INDEX



            Exhibit
            Number                     Description



            99          News   Release   issued   by   American   General
                        Corporation on January 10, 1996.